UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): August 29, 2014

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, Wisconsin
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2014, Orion Energy Systems, Inc. (the “Company”) entered into a Sixth Amendment to the Credit Agreement (the “2010 Credit Agreement”) by and among the Company, certain of its subsidiaries, and JPMorgan Chase Bank, N.A. (the “Bank”). Borrowings under the 2010 Credit Agreement are limited to $15.0 million, subject to a borrowing base requirement. There were no loans outstanding under the 2010 Credit Agreement as of June 30, 2014.
On August 29, 2014, the Company also entered into a Third Amendment to the Credit Agreement (the “2011 Credit Agreement”) by and among the Company, certain of its subsidiaries, and the Bank. The 2011 Credit Agreement provided up to $5.0 million to fund completed customer contracts under the Company’s OTA finance program. As of June 30, 2014, the Company had $0.7 million outstanding under the 2011 Credit Agreement.
The amendments (i) extended the maturity date of the revolving credit line under the 2010 Credit Agreement to August 31, 2015; (ii) waived existing events of default for the measurement period ended June 30, 2014; and (iii) provided for the unused fee under the 2010 Credit Agreement to accrue based on unused revolving commitments only during periods when the Company and its affiliates have less than $5,000,000 on deposit with the Bank and its affiliates (the 2010 Credit Agreement previously provided for this to be a $10,000,000 threshold).
In addition, each of the 2010 Credit Agreement and the 2011 Credit Agreement, as amended, requires that (i) the Company’s average unencumbered liquidity not be less than $20,000,000 during any period of three consecutive business days; (ii) the Company have minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of (A) $(3,500,000) as of September 30, 2014 for the six month period ending on such date, (B) $500,000 as of December 31, 2014 for the nine month period ending on such date and (C) $3,000,000 as of March 31, 2015 for the twelve month period ending on such date; (iii) the Company’s debt service coverage ratio not be less than 1.25:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2015; and (iv) the Company’s funded debt to EBITDA ratio not be greater than 2.50:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2015.
The description of the amendments set forth above are qualified by reference to the amendments filed herewith as Exhibits 10.1 and 10.2, which amendments are incorporated herein by reference.
Item 9.01(d).    Financial Statements and Exhibits.
Exhibit 10.1    Sixth Amendment to Credit Agreement, dated August 29, 2014, by and among Orion Energy Systems, Inc., Orion Asset Management, LLC, Clean Energy Solutions, LLC, Great Lakes Energy Technologies, LLC, Harris Manufacturing, Inc., Harris LED, LLC, and JPMorgan Chase Bank, N.A.

Exhibit 10.2    Third Amendment to Credit Agreement, dated August 29, 2014, by and among Orion Energy Systems, Inc., Orion Asset Management, LLC, Clean Energy Solutions, LLC, Great Lakes Energy Technologies, LLC, Harris Manufacturing, Inc., Harris LED, LLC, and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: September 3, 2014	By: /s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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